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                                                                    Exhibit 3.88

                                                                       [LOGO]

                                STATE OF VERMONT

                          OFFICE OF SECRETARY OF STATE


  I, DEBORAH L. MARKOWITZ, SECRETARY OF STATE OF THE STATE OF VERMONT, DO HEREBY CERTIFY THAT THE ATTACHED IS A TRUE COPY OF

                               CORPORATE DOCUMENTS

                                       FOR

                        NEW ENGLAND WASTE SERVICES, INC.


                                               June 7, 2002

                                               GIVEN UNDER MY HAND AND THE SEAL
                                               OF THE STATE OF VERMONT, AT
                                               MONTPELIER, THE STATE CAPITAL


                                               /s/ Deborah L. Markowitz

[SEAL]

                                               DEBORAH L. MARKOWITZ
                                               SECRETARY OF STATE

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                                           No. V. 50898

                             ARTICLES OF ASSOCIATION

                                     OF THE

                          VERMONT WASTE SERVICES, INC.



                                STATE OF VERMONT

                           Secretary of State's Office

                               Filed June 11, 1992

                                 /s/ [ILLEGIBLE]
                                ----------------------------
                                          Secretary of State

VERMONT
SECRETARY OF STATE
'92 JUN 11 PM 1 01

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                             ARTICLES OF ASSOCIATION

The name of the corporation shall be Vermont Waste Services, Inc.

The initial registered agent shall be  Harry R. Ryan, III, Esquire
                      (NOTE:  A Corporation CANNOT be its own registered agent)

with registered office at 98 Merchants Row, P.O. Box 310, Rutland, Vermont 05702

The corporation shall be located at P.O. Box 866, Rutland, Vermont 05702

The opening year shall be?  Calendar  December 31       Fiscal_________________
                                        (Dec. 31)             (Month-day)

If a fiscal year ending is not specified, the calendar year ending December 31st shall be designated as your fiscal year ending.

The period of duration shall be (if perpetual so state) perpetual

Please check appropriate box:

  /x/ Vermont General Corporation (T.11, Ch. 17)

  / / Worker Cooperative (T.11, Ch.8)

  / / Vermont Professional Corporation (T.11, Ch. 3)

  / / Cooperative Marketing Act (T.11, Ch. 7)

  / / Vermont Non-Profit Corporation (T.11, Ch. 19)


This corporation is organized for the purpose of:

Here set out purposes
clearly and briefly,                  To provide waste disposal services and
using separate para-                  recycling services.
graphs to cover each
separate purpose.


EACH VERMONT CORPORATION MUST FILE AN ANNUAL REPORT WITHIN TWO AND ONE HALF (2 1/2) MONTHS AFTER THE EXPIRATION OF ITS FISCAL YEAR ENDING.

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The following information regarding shares must be completed by business corporations. NON-PROFIT CORPORATIONS CANNOT HAVE SHARES.

The aggregate number of shares the corporation shall have authority to issue is __________ shares, preferred, with a par value of (if no par value, so state)
__________ 100 shares, common, with a par value of (if no par value, so state) $1.00/share

If preferred shares are provided
for, state here briefly the terms
of preference.
If shares are to be divided into
classes or series, state here the
designations, preferences, limitations,
and relative rights of each class
or series.

DIRECTORS: Business corporations with three or more shareholders must have at least three directors. If there are fewer than three shareholders, the number of directors may be equal to, BUT NOT LESS THAN, the number of shareholders.

Non-profit corporations must have at least three directors.

The initial board of directors shall have two members with the following serving as directors until their successors be elected and qualify:

Having named fewer than three directors I hereby state that the number of shareholders does not exceed the number of directors.

         DIRECTORS:                                Post Office Address

     John W. Casella                       P.O. Box 866, Rutland, Vermont 05702
     Harry R. Ryan, III                    P.O. Box 310, Rutland, Vermont 05702


Dated at Rutland in the County of Rutland this 8th day of June 1992

         Incorporators                           Post Office Address

     /s/ Harry R. Ryan, III                P.O. Box 310, Rutland, Vermont 05702
    ---------------------------
     Harry R. Ryan, III

NAMES MUST BE PRINTED OR TYPED UNDER ALL SIGNATURES, NO. 101 ACTS OF 1965.

IN ADDITION TO ALL THE PRECEDING INFORMATION VERMONT PROFESSIONAL CORPORATIONS MUST COMPLETE THE CERTIFICATE ON THE LAST PAGE OF THIS APPLICATION.

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[LOGO]
                                STATE OF VERMONT

                          Office of Secretary of State                 Fee
                                                                See Reverse Side
                              ARTICLES OF AMENDMENT

                                       of

                          VERMONT WASTE SERVICES, INC.

a corporation organized and existing under the laws of the State of Vermont with its registered Office at 98 Merchants Row, Rutland, Vermont 05701 called a meeting of the shareholders on the 25th day of January 1993 to amend its Articles of Association as follows:

/x/ To change its corporate name to: NEW ENGLAND WASTE SERVICES, INC.

/ / To add the following:
/ / To delete the following:
/ / To change them as follows:

          N/A


/ / To alter its authorized shares in the manner described below:

          N/A



At the time of the meeting there were 100 shares outstanding and 100 entitled to vote (if the shares of any class are entitled to vote as a class, designate below the class and number of outstanding shares).

The number of shares voting for and against the amendment were (if the shares of any class are entitled to vote as a class, designate below the class and number of outstanding shares).

100 - for;   0 - against

Date:  February 5, 1993
                                                  /s/ Douglas R. Casella
                                                -------------------------------
                                                  President or Vice-president

                                                  /s/ John Casella
                                                -------------------------------
MAR - 4 1993                                              Secretary